Exhibit 4.1

SEE REVERSE FOR IMPORTANT NOTICE REGARDING OWNERSHIP AND TRANSFER RESTRICTIONS AND CERTAIN OTHER INFORMATION INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS ORDINARY SHARES CUSIP SPECIMEN FULLY PAID AND NON-ASSESSABLE SHARES OF ORDINARY SHARES, $0.0001 VALUE PER SHARE, OF Gogoro Inc. transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This Certificate and the shares represented hereby are subject to the laws of the Cayman Islands and to the Memorandum and Articles of Association of the Corporation, as now or as hereafter amended. This Certificate is not valid until countersigned by the Transfer Agent. CHIEF EXECUTIVE OFFICER CHIEF FINANCIAL OFFICER

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM -as tenants in common TEN ENT -as tenants by the entireties IT TEN -as joint tenants with right of survivorship and not as tenants in common TTEE -trustee under Agreement dated UNIF GIFT MIN ACT- Custodian (Cust) (Minor) under Uniform Gifts to Minors Act _ (State) Additional abbreviations may also be used though not in the above list. For value received, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE. Shares of the ordinary shares represented by this certificate and do hereby irrevocably constitute and appoint attorney, to transfer the said share on the books of the within-named corporation with full power of substitution in the premises. DATED NOTICE:The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever. SIGNATURE GUARANTEED: